Exhibit 1.2

                         VOYAGEUR UNIT INVESTMENT TRUST
                                    SERIES 4
                                 TRUST AGREEMENT

                                                          Dated: January 3, 1996

     This Trust Agreement dated as of January 3, 1996 between Voyageur Fund Managers, Inc., as Depositor, and Investors Fiduciary Trust Company, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Voyageur Equity Trust Series 1 and certain subsequent Series, Standard Terms and Conditions of Trust Dated January 3, 1996" (herein called the "STANDARD TERMS AND CONDITIONS OF TRUST"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

          The following special terms and conditions are hereby agreed to:

               (a) The Securities listed in Schedule A hereto have been deposited in Trust under this Trust Agreement.


     IN WITNESS WHEREOF, Voyageur Fund Managers, Inc. has caused this Trust Agreement to be executed by its Chairman, President, General Counsel, Chief Financial Officer or one of its Vice Presidents and Investors Fiduciary Trust Company has caused this Trust Agreement to be executed by one of its Trust Officers all as of the day, month and year first above written.

                                   Voyageur Fund Managers, Inc., Depositor


                                   By:  /S/ THOMAS J. ABOOD
                                      --------------------------------
                                            General Counsel and
                                            Senior Vice President


                                   INVESTORS FIDUCIARY TRUST COMPANY,
                                   Trustee


                                   By:  /S/ RON PUETT
                                      --------------------------------
                                        Operations Officer


                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                    VOYAGEUR UNIT INVESTMENT TRUST, SERIES 4

(Note: Incorporated herein and made a part hereof are the "SCHEDULE OF INVESTMENTS" as set forth in the Prospectus.)